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EXHIBIT 99.1

e.spire COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
YEAR TO DATE - SEPTEMBER 30, 1998
($'s in thousands)
                          Networks Placed    Networks Placed  Networks Placed
                            in Service        in Service       in Service
                              Prior to       During 1996       During 1997
                              12/31/95
                          ---------------  ---------------  ---------------

Property, Plant &
Equipment                     $  155,940     $    112,498     $    138,131

Revenues                      $   36,618     $     19,597     $     19,026

EBITDA                        $  (1,865)     $    (4,561)     $    (8,975)

EBIT                          $  (8,437)     $    (9,745)     $    (14,232)


Network Statistics (cumulative)
     Access Lines Sold
                                  37,375           19,671           46,184
     Fiber Miles
                                  43,220           40,568           45,874
     Route Miles
                                     683              426              392
     Buildings Connected
                                   1,493              768              704
     Voice Grade
     Equivalents                 516,277          286,325          187,973